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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE
JULY 8, 1998

                                                                       CONTACT:
                                                                     Ana Thorne
                                                        Quarterdeck Corporation
                                                                   310-309-3767
                                                        athorne@quarterdeck.com



                  QUARTERDECK ANNOUNCES RESIGNATION OF ITS CEO
                      AND APPOINTMENT OF INTERIM PRESIDENT


MARINA DEL REY, CALIF. - JULY 8, 1998 - Quarterdeck Corporation (Nasdaq: QDEK) announced today that Curt Hessler has resigned as President, CEO and Director, both to further the cost reduction program he initiated last month and to devote more time to corporate projects as an advisor to the Company and the Board.

"This program aims foremost at reducing management costs, and I strongly believe such efforts should start at the top," said Hessler. "Leading this fine Company has been a great privilege, but at this point I can do more at lower cost for Quarterdeck from an advisor role."

The Company has appointed King R. Lee, a member of Quarterdeck's Board of Directors, as Interim President, assisted by an executive committee of the Board, pending selection of a new CEO. Lee is President of King R. Lee and Associates, an executive management consulting firm and is an experienced industry executive. In addition, Lee previously led Quarterdeck through a restructuring of its worldwide operations.

Last month, the Company announced it was implementing a major cost reduction program in light of anticipated weak revenues and an associated operating loss for the June Quarter, noting recent low industry-wide sales for PC utility products in U.S. and European retail channels. Quarterdeck will detail its management and cost reduction actions at the scheduled July 30 release of financial results for the quarter ended June 30, 1998.

ABOUT QUARTERDECK
Quarterdeck Corporation is a global leader in the development and marketing of PC helpware - software designed to prevent and solve PC performance problems, especially those encountered


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in networked - Internet and Intranet environments. The Company's goal is to make personal computing trouble-free for users and network administrators alike, while reducing the need for live technical support. Quarterdeck's current product line, which addresses storage management, system conflict resolution, virus protection, system updating, and enhanced access to networked information and communications resources, is marketed to both end-users and businesses via retail distribution, corporate resellers and OEM's, direct marketing channels, and the Internet. Quarterdeck's products are available in over 14,000 outlets throughout the United States and Canada, as well as in over 29 countries worldwide. Incorporated in 1982 and traded on Nasdaq under the symbol QDEK, Quarterdeck's worldwide headquarters are in Marina del Rey, California, with its European operations based in Dublin, Ireland. Further information may be obtained by calling 800-683-6696 toll-free, or 573-443-3282, by accessing Quarterdeck's Web site at http://www.quarterdeck.com/, or by sending e-mail requests to info@quarterdeck.com.


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NOTE TO EDITORS: If you would like more information on Quarterdeck
Corporation and its products, please view the Quarterdeck Press Center at http://www.quarterdeck.com/qdeck/press.

Quarterdeck is a registered trademark of Quarterdeck Corporation or its subsidiaries. All other brand and product names are trademarks or registered trademarks of their respective holders.

This press release contains forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions and divestitures of non-core assets, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.